                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement             / /  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           COMMISSION FILE NO. 0-23475

                           INFORMATION ADVANTAGE, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid:

--------------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3)   Filing Party:

--------------------------------------------------------------------------------

     4)   Date Filed:

--------------------------------------------------------------------------------

                           INFORMATION ADVANTAGE, INC.
                      7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                       EDEN PRAIRIE, MINNESOTA 55344-7227




                                                                   May 10, 1999




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Information Advantage, Inc. (the "Company"), to be held in the Lake Superior Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Tuesday, June 22, 1999, at 3:30 p.m. local time.

     At the Annual Meeting you will be asked to vote for the election of two directors and to approve amendments to the Company's 1997 Equity Incentive Plan. The accompanying material contains the Notice of Annual Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Annual Meeting, and the related proxy card.

     Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope.


                                        Very truly yours,

                                        INFORMATION ADVANTAGE, INC.


                                        /s/ Larry J. Ford
                                        ----------------------------------------
                                        Larry J. Ford
                                        President and Chief Executive Officer

                           INFORMATION ADVANTAGE, INC.
                      7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                       EDEN PRAIRIE, MINNESOTA 55344-7227
                                  -------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 22, 1999
                                 --------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Information Advantage, Inc., a Delaware corporation (the "Company"), will be held in the Lake Superior Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Tuesday, June 22, 1999, at 3:30 p.m. local time, for the following purposes, as more fully described in the accompanying Proxy
Statement:

     1. To elect two Class II directors to have three-year terms expiring in 2002 and until their successors have been duly elected and qualified;

     2. To consider and vote upon amendments to the Company's 1997 Equity Incentive Plan which would increase the number of shares reserved thereunder for issuance from 1,507,871 to 2,500,000 and would increase the automatic increase in such number each year thereafter; and

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on May 3, 1999 are entitled to notice of and to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the Annual Meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the Annual Meeting.



                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Brian D. Wenger
                                             -----------------------------------
                                             Brian D. Wenger
                                             Secretary


Eden Prairie, Minnesota
May 10, 1999

                           INFORMATION ADVANTAGE, INC.
                      7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                       EDEN PRAIRIE, MINNESOTA 55344-7227
                                  -------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 22, 1999
                                 --------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Information Advantage, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held in the Lake Superior Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Tuesday, June 22, 1999, at 3:30 p.m. local time, or at any adjournment or postponement thereof. All shares of Common Stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein and for the amendments to the Company's 1997 Equity Incentive Plan. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     The Notice of Annual Meeting, this Proxy Statement and the related proxy card are first being mailed to stockholders of the Company on or about May 10, 1999.

RECORD DATE AND OUTSTANDING COMMON STOCK

     The Board of Directors has fixed the close of business on May 3, 1999 as the Record Date for determining the holders of the Company's outstanding voting shares entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 25,081,145 shares of Common Stock issued, outstanding and entitled to vote.

REVOCABILITY OF PROXIES

     Any stockholder who executes and returns a proxy may revoke it at any time before it is voted. Any stockholder who wishes to revoke a proxy can do so by
(a) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, (b) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company prior to the vote at the Annual Meeting, or (c) appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Information Advantage, Inc., 7905 Golden Triangle Drive, Suite 190, Eden Prairie, Minnesota 55344-7227, Attention:
Brian D. Wenger, Esq., or hand-delivered to Mr. Wenger prior to the vote at the Annual Meeting.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. Stockholders do not have the right to cumulate votes in the election of directors.

     Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock held as of the Record Date and will reimburse such persons for their reasonable expenses so incurred.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     If a properly executed proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

     If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of its Common Stock as of April 1, 1999, by (a) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (b) each of the Company's directors and nominees for director, (c) each executive officer named in the "Summary Compensation Table" below, and (d) all current executive officers and directors as a group. Except as otherwise noted below, the Company knows of no agreements among its stockholders which relate to voting or investment power with respect to its Common Stock.



                                                                         NUMBER OF         PERCENT
                                                                          SHARES        BENEFICIALLY
                                                                       BENEFICIALLY         OWNED
 NAME AND ADDRESS OF BENEFICIAL OWNER (1)                              OWNED (1) (2)       (1) (2)
 ----------------------------------------                              -------------       -------
Entities affiliated with Norwest Equity Partners (3) ..............      3,188,232           12.7%
   2800 Piper Jaffray Tower
   222 South Ninth Street
   Minneapolis, MN 55402

Entities affiliated with St. Paul Venture Capital, Inc. (4) .......      2,472,519            9.9
   8500 Normandale Lake Blvd ......................................
   Suite 1940
   Bloomington, MN 55437

Estate of Donald W. Anderson (5) ..................................        115,500              *

Larry J. Ford (6) .................................................        441,085            1.7

Robin L. Pederson (7) .............................................         80,296              *

Richard L. Tanler (8) .............................................        249,846            1.0

Mary K. Trick (9) .................................................         38,700              *

Ronald E.F. Codd (10) .............................................          9,600              *

Promod Haque (3) ..................................................      3,188,232           12.7

Donald R. Hollis (11) .............................................         48,000              *

Jay H. Wein .......................................................        315,359            1.3

William H. Younger, Jr. (12) ......................................        832,494            3.3

All directors and executive officers as a group (16 persons) (13) .      5,463,212           21.1%


----------

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Unless otherwise indicated, the address for each listed stockholder is c/o Information Advantage, Inc., 7905 Golden Triangle Drive, Eden Prairie, Minnesota 55344-7227. To the Company's knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares. The number of shares beneficially owned includes shares issuable pursuant to warrants and stock options that are exercisable within 60 days of April 1, 1999.

(2) Percentage of beneficial ownership is based on 25,022,259 shares outstanding as of April 1, 1999. Shares issuable pursuant to warrants and stock options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 1,930,795 shares held by Norwest Equity Partners IV, a Minnesota Limited Partnership, and 1,248,053 shares held by Norwest Equity Partners V, a Minnesota Limited Partnership. Includes 9,384 shares issuable upon the exercise of a warrant. Dr. Haque is a partner of Itasca Partners and Itasca Partners V, which are the General Partners of Norwest Equity Partners IV and Norwest Equity Partners V, respectively. Dr. Haque disclaims beneficial ownership of the shares held by Norwest Equity Partners IV, a Minnesota Limited Partnership and Norwest Equity Partners V, a Minnesota Limited Partnership, except to the extent of his pecuniary interest therein arising from his partnership interests in Itasca Partners and Itasca Partners V.

(4) Includes 2,163,129 shares held by St. Paul Fire and Marine Insurance Company and 301,788 shares held by St. Paul Venture Capital IV, L.L.C. Includes 7,602 shares issuable upon the exercise of a warrant.

(5)  Mr. Anderson passed away on December 22, 1998.

(6)  Includes 390,585 shares issuable upon the exercise of stock options.

(7)  Includes 44,400 shares issuable upon the exercise of stock options.

(8)  Includes 204,653 shares issuable upon the exercise of stock options.

(9)  Includes 19,500 shares issuable upon the exercise of stock options.

(10) Includes 5,600 shares issuable upon the exercise of stock options.

(11) Includes 40,000 shares held by the Hollis Family Limited Partnership I and 8,000 shares issuable upon the exercise of stock options.

(12) Includes 749,395 shares held by Sutter Hill Ventures, LLP, a California Limited Partnership ("Sutter Hill"), 83,099 shares held by Mr. Younger as Trustee of a living trust, and 424,487 shares held of record for 15 other individuals and entities associated with Sutter Hill. Mr. Younger is a General Partner of Sutter Hill and shares voting and investment power with respect to the shares held by Sutter Hill. Mr. Younger disclaims beneficial ownership of the shares held by Sutter Hill and the individuals and entities associated with Sutter Hill, except as to the shares held of record in his name and as to his partnership interest in Sutter Hill.

(13) Includes 850,222 shares issuable upon the exercise of stock options.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors currently consists of seven members serving staggered three-year terms. Two persons, both of whom currently serve as Class II directors, have been nominated for election as Class II directors to serve three-year terms expiring in 2002 and until their successors have been duly elected and qualified. The five other directors have terms of office which do not expire in 1999. The Board of Directors has one vacant seat. There are no family relationships between any director or officer.

     It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed below, except for those proxies which withhold such authority. Stockholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. In the event that any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the remaining directors may recommend in the place of such nominee. The Company has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting shall be elected to the Board of Directors as Class II directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for election as Class II directors and the five other directors whose terms of office will continue after the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.


   Name                           Age  Principal Occupation
   ----                           ---  --------------------
   Larry J. Ford . . . . . . . .   58  President, Chief Executive Officer and
                                       Director of the Company
   Richard L. Tanler . . . . . .   48  Chairman of the Board and Senior Vice
                                       President, Strategic
                                       Planning and Marketing of the Company
   Ronald E.F. Codd (1)  . . . .   43  President and Chief Executive Officer
                                       of Momentum Business Applications, Inc.
   Promod Haque (2)  . . . . . .   51  Managing General Partner of Norwest
                                       Venture Partners VII, L.P., General
                                       Partner of Norwest Venture Partners VI,
                                       L.P., General Partner of Norwest Equity
                                       Partners V, L.P. and General Partner of
                                       Norwest Equity Partners IV, L.P.
   Donald R. Hollis (2)  . . . .   63  President of DRH Strategic Consulting,
                                       Inc.
   Jay H. Wein (1) . . . . . . .   66  Independent Investor and Business
                                       Consultant
   William H. Younger, Jr. (1) .   49  General Partner of Sutter Hill
                                       Ventures, LLP


----------

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

NOMINEES FOR CLASS II DIRECTOR

     LARRY J. FORD has been President, Chief Executive Officer and a director since May 1995. From August 1991 to November 1994, Mr. Ford served as Chairman and Chief Executive Officer of Systems Software Associates, a Chicago-based, enterprise-wide, vertically integrated applications software company specifically targeting the manufacturing sector. Prior to August 1991, Mr. Ford held several executive positions at IBM including President of the Latin America Division, Vice President of Marketing for mid-range computing, and Vice President of Information and Telecommunications Systems. Mr. Ford serves as a director of Telular Corporation, where he serves on the Compensation and Audit Committees. Mr. Ford holds a B.S. in Mathematics and Economics from Claremont Men's College.

     JAY H. WEIN has been a director of the Company since June 1992. Mr. Wein has worked as an independent investor and business consultant since September 1989. From June 1992 to May 1995, Mr. Wein served as Chairman of the Board of the Company. Between July 1974 and August 1989, Mr. Wein served as Managing Partner of the Minneapolis/St. Paul office of Arthur Andersen & Co. Mr. Wein serves as a director of Great Hall Investment Funds, Inc. and of two private companies and a non-profit organization. Mr. Wein holds a B.S.B.A. from the University of South Dakota.

DIRECTORS WHOSE TERMS CONTINUE

     CLASS III DIRECTORS

     RONALD E.F. CODD has been a director of the Company since August 1997. In January 1999, Mr. Codd became President and Chief Executive Officer of Momentum Business Applications, Inc., a developer of enterprise application software products. Mr. Codd worked at PeopleSoft, Inc., a software development and marketing company, from September 1991 to December 1998, and had served as the Senior Vice President of Finance and Administration and Chief Financial Officer. From March 1989 to August 1991, Mr. Codd served as Corporate Controller of MIPS Computer Systems, Inc. Mr. Codd serves as a director of Adept Technology, Inc. and Intraware, Inc. Mr. Codd holds a B.S. in Accounting from the University of California, Berkeley and an M.M. from the J.L. Kellogg Graduate School of Management, Northwestern University.

     PROMOD HAQUE has been a director of the Company since March 1993. Dr. Haque joined Norwest Venture Partners, L.P., a venture capital firm, in November 1990 and is Managing General Partner of Norwest Venture Partners VII, L.P., a General Partner of Norwest Venture Partners VI, L.P., a General Partner of Norwest Equity Partners V, L.P. and a General Partner of Norwest Equity Partners IV, L.P. Dr. Haque serves as a director of Extreme Networks, Inc., Transaction Systems Architects, Inc. and several privately held companies. Dr. Haque holds a Ph.D.E.E. and a M.S.E.E. from Northwestern University, an M.M. from the J.L. Kellogg Graduate School of Management, Northwestern University, and a B.S.E.E. from the University of Delhi, India.

CLASS I DIRECTORS

     DONALD R. HOLLIS has been a director of the Company since August 1996. Mr. Hollis is President of DRH Strategic Consulting, Inc., a consulting firm, where he has been employed since March 1996. Prior to January 1996, Mr. Hollis served as an Executive Vice President of First Chicago Corporation/First National Bank of Chicago. Mr. Hollis serves as a director of Deluxe Corporation, Teltrend, Inc., Edify, Inc. and Open Port Technology. Mr. Hollis holds a B.B.A. from Kent State University.

     RICHARD L. TANLER has been Chairman of the Board of Directors and Senior Vice President, Strategic Planning and Marketing since May 1995. Mr. Tanler is a founder of the Company and served as President and Chief Executive Officer from June 1992 through May 1995. Prior to this position, Mr. Tanler served as Director of Services, Business Unit at Metaphor Computer Systems, Inc., a software company. Mr. Tanler holds a B.S. in Business Quantitative Systems from Arizona State University.

     WILLIAM H. YOUNGER, JR. has been a director of the Company since July 1995. Since 1983, Mr. Younger has been a managing director of Sutter Hill Ventures, LLP, a venture capital management firm. Mr. Younger serves as a director of Oacis Healthcare Systems, Inc., Forte Software, Inc. and several privately held companies. Mr. Younger holds a B.S.E.E. from the University of Michigan and an M.B.A. from Stanford University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of nine meetings during the fiscal year ended January 31, 1999 ("fiscal year 1999"). No director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in fiscal year 1999. The Board of Directors has established Audit and Compensation Committees, both of which consist of only non-employee directors. The Board of Directors has not established a Nominating Committee.

     The Audit Committee, which consists of Messrs. Codd, Wein and Younger, held two meetings during fiscal year 1999. This committee makes recommendations to the Board of Directors regarding the selection of independent accountants, reviews the results and scope of audit and other services provided by the Company's independent accountants and reviews and evaluates the Company's audit and control functions.

     The Compensation Committee, which consists of Dr. Haque and Mr. Hollis, held six meetings during fiscal year 1999. This committee makes recommendations regarding the Company's 1997 Equity Incentive Plan, administers the 1997 Employee Stock Purchase Plan and makes decisions concerning salaries and incentive compensation for employees and consultants of the Company. Dr. Boswell, a former director of the Company, served on the Compensation Committee until his retirement from the Board of Directors in August 1998.

DIRECTOR COMPENSATION

     Directors do not receive any cash compensation from the Company for their service as members of the Board of Directors, although members are reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings.

     Messrs. Hollis and Wein, non-employee directors of the Company, serve as part-time consultants to the Company. During fiscal year 1999, Mr. Hollis received an option grant for 20,000 shares of Common Stock in connection with such services. During fiscal year 1999, Mr. Wein was not compensated for such services.

     Non-employee directors receive periodic option grants under the Company's 1997 Equity Incentive Plan. Each non-employee director receives a one-time option grant for 8,000 shares of Common Stock upon first taking office. This option becomes exercisable with respect to 20% of the shares upon the completion of 12 months of Board service and with respect to the balance of the shares in equal installments on a monthly basis thereafter for the next four years of service. Upon the conclusion of each regular annual meeting of stockholders, each non-employee director who continues to serve as a Board member will receive an option for 1,600 shares of Common Stock, except that a non-employee director will not receive an annual grant of 1,600 shares in the same year he or she receives the one-time option grant for 8,000 shares. The option for 1,600 shares will become exercisable upon the completion of 60 months of Board service from the grant date. The exercisability of each 8,000-share or 1,600-share option granted to a non-employee director will accelerate in the event of the optionee's death, disability or retirement at age 65 and may accelerate in the event of a change in control (as defined in the 1997 Equity Incentive Plan).

     The Board may decide to implement a program that allows a non-employee director to elect to receive his or her annual retainer payments and meeting fees from the Company, if any such payments and fees are authorized in the future, in the form of cash, options, restricted shares, stock units or a combination thereof. The number and term of such options, restricted shares or stock units to be granted to a non-employee director in lieu of annual retainers and meeting fees will be calculated in a manner determined by the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Compensation Committee was an officer, former officer or employee of the Company or any subsidiary during fiscal year 1999. No executive officer of the Company served as a member of the compensation committee or the board of directors of another entity, one of whose executive officers served on the Company's Compensation Committee or the Company's Board of Directors during fiscal year 1999.

                                EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company for services rendered to the Company by the Chief Executive Officer and the four other highest paid executive officers (collectively, the "Named Executive Officers") during fiscal years 1999, 1998 and 1997.

                              SUMMARY COMPENSATION TABLE



                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                                                                 -------------------------
                                                                             ANNUAL
                                                                          COMPENSATION                    AWARDS
                                                                    ------------------------     -------------------------
                                                                                                 SECURITIES    ALL OTHER
                                                           FISCAL       SALARY        BONUS      UNDERLYING   COMPENSATION
                                                            YEAR         ($)           ($)         OPTIONS      ($) (1)

Larry J. Ford ........................................      1999      $191,000      $ 80,000       171,600      $      0
   President, Chief Executive Officer                       1998       175,000        72,500        92,000             0
   and Director                                             1997       175,000        74,100             0        25,000

Richard L. Tanler ....................................      1999       161,000        39,000        85,800             0
   Chairman of the Board and Senior Vice                    1998       150,000        35,567        46,000             0
   President, Strategic Planning and Marketing              1997       150,000        42,400             0             0

Donald W. Anderson (2) ...............................      1999       116,400        39,000        15,000             0
   Vice President and Chief Financial                       1998       126,000        20,194             0             0
   Officer                                                  1997        19,385             0        80,000             0

Robin L. Pederson (3)  ...............................      1999       150,000        79,500        60,000             0
   Vice President, Worldwide Sales                          1998       150,000        73,916        48,000             0
                                                            1997       119,423        56,250       172,000        15,612

Mary K. Trick ........................................      1999       135,800        40,075        40,000             0
   Vice President, Customer Services                        1998       125,000        34,666        16,000             0
                                                            1997       120,000        29,375        38,000             0

----------

(1)  Consists of moving expenses.

(2) Mr. Anderson's employment commenced on November 25, 1996 at an annual base salary of $126,000. Mr. Anderson passed away on December 22, 1998.

(3) Mr. Pederson's employment commenced on April 18, 1996 at an annual base salary of $150,000.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options during fiscal year 1999 to each of the Named Executive Officers. No SARs were granted during such fiscal year.



                                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                                         AT ASSUMED ANNUAL RATES OF
                                                                                                          STOCK PRICE APPRECIATION
                                                               INDIVIDUAL GRANTS                           FOR OPTION TERM ($) (4)
                                      -----------------------------------------------------------------  --------------------------
                                         NUMBER OF        PERCENT OF TOTAL
                                        SECURITIES        OPTIONS GRANTED
                                        UNDERLYING        TO EMPLOYEES IN   EXERCISE PRICE   EXPIRATION
NAME                                 OPTIONS GRANTED (1)   FISCAL 1999 (2)  ($/SHARE) (3)       DATE            5%           10%
----                                 -------------------   ---------------  -------------       ----            --           ---
Larry J. Ford ....................        86,600               5.2%         $  6.250          02/19/08      $340,389      $862,613
                                          85,000               5.1             5.625          11/19/08       300,690       762,008
Richard L. Tanler ................        43,300               2.6             6.250          02/19/08       170,195       431,307
                                          42,500               2.5             5.625          11/19/08       150,345       381,004
Donald W. Anderson (5) ...........        15,000               0.9             6.250          02/19/08        58,959       149,413
Robin L. Pederson ................        30,000               1.8             6.250          02/19/08       117,918       298,827
                                          30,000               1.8             5.625          11/19/08       106,126       268,944
Mary K. Trick ....................        20,000               1.2             6.250          02/19/08        78,612       199,218
                                          20,000               1.2             5.625          11/19/08        70,751       179,296


----------

(1) Generally, 20% of these options vest on the first anniversary of the date of grant; and an additional 20% of these options vest on each anniversary of the date of grant occurring in 2000, 2001, 2002 and 2003. These options have a ten-year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) Based on an aggregate of 1,673,220 shares subject to options granted to employees under the Company's stock option plans.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or any other method approved by the Board.

(4) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent the Company's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(5)  Mr. Anderson passed away on December 22, 1998.

                                    OPTION VALUES

     The following table sets forth information concerning options to purchase Common Stock exercised by the Named Executive Officers during fiscal year 1999 and the number and value of the unexercised options that are held by the Named Executive Officers as of the end of fiscal year 1999. No SARs were exercised by the Named Executive Officers in fiscal year 1999 or were outstanding at the end of that fiscal year.


                                                                             NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                           VALUE               OPTIONS AT FY-END             AT FY-END ($)(1)
                                           SHARES         REALIZED       ---------------------------    ----------------------------
 NAME                                     ACQUIRED         ($)(1)        EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
 ----                                     --------         ------        -----------   -------------    -----------    -------------
Larry J. Ford ....................          11,000      $  118,250         382,402         333,179      $4,110,822      $2,755,349
Richard L. Tanler ................          20,300         220,925         182,654         174,337       1,963,531       1,460,960
Donald W. Anderson (2) ...........               0               0          63,000               0         600,375               0
Robin L. Pederson ................               0               0          44,400         201,200         472,050       1,826,900
Mary K. Trick ....................           8,500          91,375          19,500          86,800         203,325         715,400


----------

(1) Value realized is based on the January 29, 1999 closing price of $11.875 per share of Common Stock as listed on the Nasdaq National Market less the exercise price for such shares.

(2)  Mr. Anderson passed away on December 22, 1998.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has employment contracts and severance agreements in effect with the following executive officers: Richard L. Tanler, Chairman of the Board and Senior Vice President, Strategic Planning and Marketing; Larry J. Ford, President and Chief Executive Officer; Kurt L. Betcher, Vice President and Chief Financial Officer; Richard S. Parker, Vice President, Marketing; Robin L. Pederson, Vice President, Worldwide Sales; and Rory C. (Butch) Terrien, Senior Vice President, Research and Development. The Company had an employment contract and severance agreement in effect with Donald W. Anderson, Vice President and Chief Financial Officer until his death on December 22, 1998. The Company has severance agreements in effect with the following executive officers: Mark Furtney, Vice President, Engineering and Mary K. Trick, Vice President, Worldwide Customer Service. Each severance agreement provides for the acceleration of all unvested stock options of the officer following a change in control if either (a) his or her employment by the Company is terminated without cause, or (b) he or she voluntarily terminates his or her employment as a result of a reduction in authority or responsibility as an employee of the Company.

     The Company and Mr. Tanler are parties to an employment agreement and an amendment thereto dated June 11, 1992 and April 27, 1995, respectively, governing his employment with the Company. The agreement sets forth Mr. Tanler's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Tanler's employment is voluntary and may be terminated by the Company or Mr. Tanler at any time with 30 days prior written notice, provided however, that if the Company terminates Mr. Tanler's employment without cause, Mr. Tanler shall receive an amount equal to his base salary per month at the end of each of the six months immediately following the date of termination but in no event shall he receive any such payments after he gains employment elsewhere. The Company may immediately terminate Mr. Tanler's employment for cause upon written notice with no further obligation to Mr. Tanler.

     The Company and Mr. Ford are parties to an employment agreement and an amendment thereto dated April 19, 1995 and May 23, 1995, respectively, governing his employment with the Company. The agreement sets forth Mr. Ford's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Mr. Ford's employment with the Company under the agreement is voluntary and may be terminated by the Company or Mr. Ford at any time with 30 days prior written notice, provided that if the Company terminates Mr. Ford's employment for reasons other than cause, the Company shall pay to Mr. Ford a sum equal to his current base salary for a period of six months following such termination. Notwithstanding the foregoing, if Mr. Ford's employment is terminated (for reasons other than cause) due to a change in control of the Company (defined to mean the acquisition by a person not currently a stockholder of the Company of shares of Company stock representing more than 50% of the voting power of the outstanding shares), Mr. Ford shall receive a sum equal to his then current base salary for an additional 12 month period. The Company may terminate Mr. Ford's employment for cause without notice and without any further obligation to Mr. Ford. The agreement also provides for full acceleration of vesting of his unvested stock options or shares if one of the following events shall occur: (a) the sale by the Company of all or substantially all of its assets and the discontinuance of its business; or (b) a change in control of the Company (as defined above) resulting in the termination of Mr. Ford's employment with the Company, a substantial change in the scope of Mr. Ford's employment responsibilities or job relocation.

     The Company and Mr. Betcher are parties to an employment agreement dated January 8, 1999 governing his employment with the Company. The agreement sets forth Mr. Betcher's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Betcher's employment is voluntary and may be terminated by the Company at any time with 30 days prior written notice, provided however, that if the Company terminates Mr. Betcher's employment without cause, the Company shall pay to Mr. Betcher a sum equal to his current base salary for a period of six months following such termination. The Company may immediately terminate Mr. Betcher's employment for cause without notice with no further obligation to Mr. Betcher.

     The Company and Mr. Parker are parties to an employment agreement dated June 11, 1992 governing his employment with the Company. The agreement sets forth Mr. Parker's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Parker's employment is voluntary and may be terminated by the Company or Mr. Parker at any time with 30 days prior written notice, provided however, that if the Company terminates Mr. Parker's employment without cause, Mr. Parker shall receive an amount equal to his base salary per month at the end of each of the six months immediately following the date of termination, but in no event shall he receive any such payments after he gains employment elsewhere. The Company may immediately terminate Mr. Parker's employment for cause upon written notice with no further obligation to Mr. Parker.

     The Company and Mr. Pederson are parties to a letter agreement dated March 6, 1996 governing his employment with the Company. The agreement sets forth Mr. Pederson's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Pederson is entitled to receive, in the event of termination of Mr. Pederson's employment with the Company (for reasons other than cause) or if Mr. Pederson is not employed in a capacity comparable to his then current position due to a change in ownership of the Company, a sum equal to 12 months of base compensation. The agreement also provides for accelerated vesting of any unvested stock options or shares in the event of a change in ownership of the Company. If Mr. Pederson is employed by the acquiring or surviving entity in a capacity comparable to his then current position, 50% of his unvested stock options or shares shall immediately vest; the remaining 50% shall vest over the subsequent 24 months at a rate of 50% per year. Conversely, if Mr. Pederson's employment with the acquiring or surviving entity is terminated (for reasons other than cause) or if Mr. Pederson is not retained by such acquiring or surviving entity in a capacity comparable to his then current position with the Company, all his unvested stock options shall immediately vest, up to a maximum gain to Mr. Pederson of $4.0 million.

     The Company and Mr. Terrien are parties to an employment agreement dated June 11, 1992 governing his employment with the Company. The agreement sets forth Mr. Terrien's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Terrien's employment is voluntary and may be terminated by the Company or Mr. Terrien at any time with 30 days prior written notice, provided, however, that if the Company terminates Mr. Terrien's employment without cause, Mr. Terrien shall receive an amount equal to his base salary per month at the end of each of the six months immediately following the date of termination but in no event shall he receive any such payments after he gains employment elsewhere. The Company may immediately terminate Mr. Terrien's employment for cause upon written notice to Mr. Terrien.

     The Company and Mr. Anderson were parties to a letter agreement executed on November 4, 1996 governing his employment with the Company. The agreement set forth Mr. Anderson's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Anderson was entitled to receive, in the event of termination of employment for reasons other than cause or if Mr. Anderson was not employed in a capacity comparable to his then current position due to a change of ownership of the Company, a sum equal to 12 months of base compensation. The agreement also provided for accelerated vesting of unvested stock options if a change of ownership of the Company had occurred. If the change of ownership had occurred within the first two years of Mr. Anderson's first day of employment with the Company, all his unvested options would have immediately vested. Mr. Anderson passed away on December 22, 1998.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Board of Directors of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for fiscal year 1999. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

     The Committee makes recommendations regarding the Company's 1997 Equity Incentive Plan and makes decisions concerning salaries and incentive compensation for employees and consultants of the Company. In fiscal year 1999, the members of the Committee were Dr. Haque and Mr. Hollis, both of whom are non-employee directors of the Company. Dr. Boswell, a former director of the Company, served on the Compensation Committee until his retirement from the Board of Directors in August 1998.

     The Company's executive compensation programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's financial goals, and to link executive compensation and stockholder interests through equity-based plans. The Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with other companies in the software industry, particularly those of smaller or similar size.

     The Company's executive compensation programs consist of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and savings plans generally available to all employees of the Company. In addition, the Company's executives are eligible to participate in the Company's 401(k) plan. This plan allows participants to defer up to 20% of compensation, subject to the Code, which in turn may be invested in a broad range of investment alternatives. Under this plan, the Company may provide both matching and discretionary profit sharing contributions. A matching contribution in the amount of 6% of employees' elective deferrals was implemented in September 1998. Matching contributions vest at the rate of 20% for each year of service.

     Compensation is reviewed and adjusted annually based principally on an evaluation of individual contributions to corporate goals, comparable market salary data, growth in the Company's size and complexity, internal compensation equity considerations and the Company's performance. In particular, the Committee considered the intense competition between similarly situated technology companies for qualified employees. Based on this review, Mr.
Ford's base pay was kept at the same level in fiscal year 1998 and increased by 9.1%
in fiscal year 1999 and the base pay of the other Named Executive Officers was increased by 0.9% in fiscal year 1998 and increased by 2.2% in fiscal year 1999.

     The Company's annual management incentive bonuses are based on a combination of the Company's revenue, earnings and certain other financial measures. In setting such targets, the Company considers its historical performance, its underlying business model, and internal expectations related to financial performance. Bonuses for fiscal year 1999 were determined by the Company's Chief Executive Officer, Larry J. Ford, except for his bonus which was determined by the Committee.

     Grants of stock options may be awarded to individual executives based on their actual and potential contributions to the achievement of the Company's long-term goals. In fiscal year 1999, options to purchase an aggregate of 372,400 shares of Common Stock were granted to the Chief Executive Officer and the other Named Executive Officers.

     In fiscal year 1999, Mr. Ford earned a base salary of $191,000 and cash incentives of $80,000. Cash incentives for fiscal year 1999 approximated 41.9% of his base salary and were based on attaining the goals described above. Mr. Ford received 10.3% of the options granted in fiscal year 1999. These grants were primarily based on the performance of the Company and Mr. Ford's significant contribution to that performance in terms of both leadership and strategic vision.

                                   Compensation Committee

                                   Promod Haque
                                   Donald R. Hollis

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission and to provide the Company with copies of all such reports. To the Company's knowledge, based solely on its review of copies of reports filed with the Commission during fiscal year 1998, all applicable Section 16(a) filing requirements were satisfied, except that (1) one report on Form 3, setting forth the appointment of Kurt L. Betcher as Vice President and Chief Financial Officer on January 8, 1999, was not filed on a timely basis and (2) each of the following individuals failed to timely file one report on Form 5 setting forth the November 19, 1998 grant of options to purchase common stock under the Company's 1997 Equity Incentive Plan: Richard L. Tanler, Larry J. Ford, Richard S. Parker, Robin L. Pederson, Rory C. (Butch) Terrien, and Mary K. Trick.

EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table provides information with respect to the Company's executive officers. Each such person has been appointed to serve until his or her successor is duly appointed by the Board of Directors or his or her earlier removal or resignation from office.


NAME                          AGE         TITLE
----                          ---         -----

Larry J. Ford ............    58          President, Chief Executive Officer
                                          and Director
Richard L. Tanler ........    48          Chairman of the Board and Senior
                                          Vice President, Strategic Planning
                                          and Marketing
Kurt L. Betcher ..........    39          Vice President and Chief Financial
                                          Officer
Mark Furtney .............    53          Vice President, Engineering
Richard S. Parker ........    43          Vice President, Marketing
Robin L. Pederson ........    39          Vice President, Worldwide Sales
Rory C. (Butch) Terrien ..    38          Senior Vice President, Research and
                                          Development
Mary K. Trick ............    43          Vice President, Worldwide Customer
                                          Service

     LARRY J. FORD and RICHARD L. TANLER - See "Election of Directors."

     KURT L. BETCHER has been Vice President and Chief Financial Officer since January 1999. Prior to joining the Company, he was Senior Vice President and Chief Financial Officer of ValueRx, a pharmacy benefit management and information services firm, from December 1996 to June 1998. From November 1995 to December 1996, Mr. Betcher was Corporate Controller of Cowles Media Company, a diversified media content provider. From February 1993 to November 1995, Mr. Betcher was Vice President and Controller of EBP HealthPlans, a healthcare transaction processing company. Mr. Betcher holds a B.B.A. from the University of Wisconsin and is a Certified Public Accountant.

     MARK FURTNEY has been Vice President, Engineering since July 1997. From 1988 to July 1997, Dr. Furtney worked for Cray Research, Inc., a supercomputer supplier, in a variety of positions, including Senior Director of Technology. Dr. Furtney holds a Ph.D. in Computer Science from the University of Virginia, an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology and a B.S. in Mechanical Engineering from Clarkson University.

     RICHARD S. PARKER has been Vice President, Marketing since January 1994. He is a founder of the Company and served as Director of Marketing from April 1990 through December 1993. From September 1984 to April 1990, Mr. Parker was employed with Metaphor in a variety of positions, including Director of Data

Management, Marketing Manager and Manager of Business Development for the Metaphor Consulting Group. Mr. Parker attended the University of Minnesota, majoring in Business Administration.

     ROBIN L. PEDERSON has been Vice President, Worldwide Sales for the Company since April 1996. From June 1995 to April 1996, Mr. Pederson was Senior Vice President, Worldwide Sales, Marketing and Support for Great Plains Software, Inc., a financial applications software company. From October 1990 to June 1995, Mr. Pederson worked for Banyan Systems, Inc., a network software provider, in a variety of positions including Vice President, Americas. Mr. Pederson holds a B.S. in Business Administration from the University of North Dakota.

     RORY C. (BUTCH) TERRIEN has been Senior Vice President, Research and Development since June 1992. Prior to joining the Company, Mr. Terrien was employed with Metaphor as the Development Manager for the Metaphor Consulting Group. Mr. Terrien holds a B.S. in both Mechanical Engineering and Computer Science from Northwestern University and an M.S. in Mechanical Engineering from the University of Minnesota.

     MARY K. TRICK has been Vice President, Worldwide Customer Service since June 1995. From November 1992 to July 1995, Ms. Trick was employed by Keane, Inc., a technical consulting firm, in a variety of positions including Branch Manager for the Minneapolis Branch. From October 1980 to November 1992, Ms. Trick was employed by Wang Laboratories, a hardware and software firm, in a variety of positions including business consultant, presales, Practice Manager and Services Director for various regions. Ms. Trick attended the University of Minnesota.

                                 PROPOSAL NO. 2
                    AMENDMENTS TO 1997 EQUITY INCENTIVE PLAN

GENERAL

     The Board of Directors previously adopted the Company's 1997 Equity Incentive Plan (the "Plan"). Under the Plan, employees, non-employee members of the Board of Directors and consultants may be awarded options to purchase shares of Common Stock, stock appreciation rights ("SARs"), restricted shares or stock units. As of April 1, 1999, excluding the shares contemplated by the proposed amendment to the Plan, a total of 1,507,871 shares of Common Stock were reserved for issuance under the Plan. On February 1 of each year, the number of shares reserved for issuance under the Plan increases automatically by the lesser of
(a) 3.5% of the total number of shares of Common Stock then outstanding or (b) 400,000 shares. As of April 1, 1999, the Board of Directors had authorized the issuance of options to purchase 1,218,600 shares of Common Stock. Options may be incentive stock options ("ISOs") designed to satisfy Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options not designed to meet such requirements. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan.

DESCRIPTION OF THE PLAN

     PURPOSE. The purpose of the Plan is to provide eligible employees, non-employee members of the Board of Directors and consultants with an opportunity to increase their proprietary interest in the success of the Company. As of April 1, 1999, the Company had approximately 480 employees who were eligible to receive awards under the Plan.

     ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board. This committee has complete discretion to determine which eligible individuals are to receive any award, determine the type, number, vesting requirements and other features and conditions of such award, interpret the Plan and make all other decisions relating to the operation of the Plan. This committee also has the authority to modify, extend or assume outstanding options and SARs or may accept the cancellation of outstanding options or SARs in return for the grant of new options or SARs for the same or a different number of shares and at the same or a different exercise price.

     EXERCISE PRICE. The exercise price for non-qualified and incentive stock options granted under the Plan may not be less than 85% or 100%, respectively, of the fair market value of the Common Stock on the option grant date and may be paid in cash or in outstanding shares of Common Stock. Options may also be exercised by using a cashless exercise method, a pledge of shares to a broker or a promissory note. The payment for the award of newly issued restricted shares will be made in cash, by promissory note or the rendering of past or future services.

     CHANGE IN CONTROL. Upon a Change in Control (as defined in the Plan), an award will become fully exercisable as to all shares subject to such award if such award is not assumed by the surviving corporation or its parent and the surviving corporation or its parent does not substitute such award with another award of substantially the same terms. In the event of an involuntary termination within 12 months following a Change in Control, the vesting of an award will accelerate, as if the holder of the award performed services for the Company for an additional 12 months.

     AMENDMENT. The Board may amend or terminate the Plan at any time. However, the Board may not, without stockholder approval, increase the number of shares of Common Stock reserved for issuance under the Plan.

     ANTIDILUTION PROVISIONS. The Board of Directors shall equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

PROPOSED PLAN AMENDMENT

     The Board has approved, subject to stockholder approval, an amendment to the Plan which would increase the total number of shares of Common Stock reserved for issuance thereunder to 2,500,000. The Board has also approved, subject to stockholder approval, an amendment to the Plan which would increase the automatic increase in such number each February 1, commencing with the year 2000, by 3.5% of the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock then available for award under the Plan; provided, however, that the total number of shares of Common Stock available for award under the Plan cannot exceed 4,750,000. A copy of the Plan is attached to this Proxy Statement as Appendix A, with the amended language underlined for ease of reference. The Board believes that these amendments will advance the interests of the Company and its stockholders by facilitating an increase in the proprietary interest of employees, non-employee members of the Board of Directors and consultants in the success of the Company.

TAX INFORMATION

     An optionee will not incur any federal income tax liability as a result of the grant of an ISO or a nonqualified stock option. The same is true when any option becomes exercisable. Upon the exercise of a nonqualified option, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. The income recognized by the optionee will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss.

     Generally, an optionee will not incur federal income tax liability as the result of an exercise of an ISO. However, except in the case of death or disability, if an ISO is exercised more than three months after an optionee's termination of employment (a "disqualifying exercise"), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. For purposes of calculating an optionee's alternative minimum tax, if any, the difference between the fair market value of the shares at the time the ISO is exercised and the exercise price becomes an item of adjustment. When the shares acquired upon exercise of an ISO are sold, the optionee will be taxed on the difference between the sale price and the exercise price. If such a sale does not occur within two years of the date the ISO was granted or within one year of the date it was exercised, then the gain, if any, will be treated as long-term capital gain. If such a sale occurs within either of the time periods specified in the preceding sentence (a "disqualifying disposition"), then the portion of the optionee's gain equal to the difference between the fair market value of the stock on the date of exercise (or, if less, the selling price) and the exercise price will be treated as ordinary compensation income, while the balance of any gain would be treated as capital gain. The Company is generally not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as the result of a disqualifying exercise or disposition, the Company is entitled to a deduction in an equivalent amount in the taxable year of the Company in which the disqualifying event occurs.

     The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan and the subsequent sale of such shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may be employed or reside.

NEW PLAN BENEFITS

     As the following table indicates, no awards were contemplated for issuance under the Plan as of April 1, 1999. However, it is likely that the persons and groups presented in the following table will be awarded options under the Plan in the future.


                           1997 EQUITY INCENTIVE PLAN

NAME AND POSITION                                  DOLLAR VALUE  NUMBER OF SHARES
-----------------                                  ------------  ----------------

Larry J. Ford . . . . . . . . . . . . . . . .             0              0
   President, Chief Executive Officer and
   Director
Richard L. Tanler . . . . . . . . . . . . . .             0              0
   Chairman of the Board and
   Senior Vice President,
   Strategic Planning and Marketing
Donald W. Anderson  . . . . . . . . . . . . .             0              0
   Vice President and Chief Financial Officer
Robin L. Peterson . . . . . . . . . . . . . .             0              0
   Vice President, Worldwide Sales
Mary K. Trick . . . . . . . . . . . . . . . .             0              0
   Vice President, Customer Service
Executive Group . . . . . . . . . . . . . . .             0              0
Non-Executive Director Group  . . . . . . . .             0              0
Non-Executive Officer Employee Group  . . . .             0              0



VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendments. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS CONSIDERS THE AMENDMENTS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE AMENDMENTS.

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     In April 1996, the Company loaned $70,000 to Richard L. Tanler, the Company's Chairman of the Board and Senior Vice President, Strategic Planning and Marketing. In connection with the loan, Mr. Tanler issued a promissory note to the Company for $70,000, bearing interest at the rate of 5.33% per annum. Such note is payable 60 days after demand by the Company and is secured by certain shares of Common Stock owned by Mr. Tanler. In December 1998, the Company advanced Mr. Tanler an additional $5,000 and another the promissory note was executed on the same terms. As of January 31, 1999, there had been no payments on the loans and the aggregate indebtedness under the loans was $86,040.

     The Company has granted stock options to certain of its executive officers. Such options are described further in "Executive Compensation."

     The Company has employment contracts and severance agreements in effect with the following executive officers: Messrs. Tanler, Ford, Betcher, Parker, Pederson and Terrien. The Company had an employment contract and severance agreement in effect with Mr. Anderson until his death on December 22, 1998. The Company has severance agreements in effect with the following executive officers: Mr. Furtney and Ms. Trick. The employment contracts and severance agreements are described in "Executive Compensation."

     The Company believes that the transactions set forth herein were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans (if any), between the Company and its officers, directors, and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested Outside Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

INDEMNIFICATION

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the General Corporation Law of the State of Delaware. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

OTHER BUSINESS RELATIONSHIPS

     In January 1999, the Company entered into a strategic partnership agreement with PeopleSoft, Inc., a software development and marketing company. The three-year agreement provides for annual license fees to be paid to the Company, in exchange for a license granting the right to PeopleSoft to embed the Company's products within PeopleSoft's software products. Although he was not involved in negotiating such agreement, Ronald E.F. Codd, a director of the Company, worked at PeopleSoft from September 1991 to December 1998. Mr. Codd's positions at PeopleSoft included Senior Vice President of Finance and Administration and Chief Financial Officer.

     Dr. Fredric R. (Rick) Boswell, a former director of the Company, is the Executive Vice President of St. Paul Venture Capital, Inc., which is an affiliate of St. Paul Fire and Marine Insurance Company and a managing member of St. Paul Venture Capital IV, L.L.C. As of April 1, 1999, entities affiliated with St. Paul Venture Capital, Inc. beneficially owned in excess of 5% of the Company's Common Stock.

                            COMPANY STOCK PERFORMANCE

     The graph below compares the cumulative total return on $100 invested on December 17, 1997, the date of the initial public offering of the Company's Common Stock, through January 31, 1999, with the cumulative total return for the same time period on the same amount invested in The Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index, the S&P Computers (Software & Services) Index, and an index of peer companies selected by the Company. The peer group consists of nine companies, each of which produces on-line analytical processing software.*

     In the future, the Company plans to compare its stock performance to the Russell 2000 Index and the S&P Computers (Software & Services) Index. The Company has elected to change its market index from The Nasdaq Stock Market (U.S.) Index to the Russell 2000 Index since the latter is more indicative of returns for smaller technology companies. The Company has also elected to change its other comparative index from the peer group to the S&P Computers (Software & Services) Index. The Company believes that the latter index contains information from many more companies who could be considered peers of the Company and is, therefore, less susceptible to fluctuation based on the returns of one or two members of the group. For example, Oracle Corporation represented about 75% of the peer group.

                 COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN
                       AMONG INFORMATION ADVANTAGE, INC.,
          THE NASDAQ STOCK MARKET (U.S.) INDEX, THE RUSSELL 2000 INDEX
        THE S & P COMPUTERS (SOFTWARE & SERVICES) INDEX AND A PEER GROUP


                                           CUMULATIVE TOTAL RETURN
                                          -------------------------
                                          12/17/97   1/98      1/99

INFORMATION ADVANTAGE, INC                 $100      $106      $198
PEER GROUP                                  100       104       221
NASDAQ STOCK MARKET (U.S.)                  100       105       164
RUSSELL 2000                                100       101       103
S & P COMPUTERS (SOFTWARE & SERVICES)       100       100       198



* $100 INVESTED ON 12/17/97 IN INFORMATION ADVANTAGE, NASDAQ, RUSSELL AND PEER GROUP OR ON 11/30/97 IN S & P COMPUTERS - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JANUARY 31.

----------

* Arbor Software Corporation, Business Objects S.A., Cognos Incorporated, Comshare Incorporated, Gentia Software plc, Hyperion Software Corporation, IQ Software Corporation, Oracle Corporation and PLATINUM technology, inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending January 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders in attendance.

                              STOCKHOLDER PROPOSALS
                           FOR THE 2000 ANNUAL MEETING

     If a stockholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2000 Annual Meeting of Stockholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of the Company, 7905 Golden Triangle Drive, Suite 190, Eden Prairie, Minnesota 55344-7227, Attn:
Secretary, no later than January 11, 2000. All proposals must conform to the rules and regulations of the SEC. The SEC recently amended Rule 14a-4, which governs the use by the Company of discretionary voting authority with respect to other stockholder proposals. SEC Rule 14a-4(c)(1) provides that, if the proponent of a stockholder proposal fails to notify the Company at least 45 days prior to the month and day of the mailing of the prior year's Proxy Statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next Annual Meeting of Stockholders if the proposal were raised at the meeting without any discussion of the matter in the Proxy Statement. For purposes of the 2000 Annual Meeting of Stockholders, the deadline is March 26, 2000.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, as filed with the SEC, including the financial statements and the financial statement schedules thereto, accompanies this Notice of Annual Meeting, Proxy Statement and related proxy card. The Company will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on the Company's reasonable expenses in furnishing such exhibit(s). Requests for copies of such exhibit(s) should be directed to Kurt L. Betcher, Vice President and Chief Financial Officer, at the Company's principal address.



                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Larry J. Ford
                                              ----------------------------------
                                              Larry J. Ford
                                              President and Chief Executive
                                              Officer

Eden Prairie, Minnesota
May 10, 1999

                                   APPENDIX A

                           INFORMATION ADVANTAGE, INC.

                           1997 EQUITY INCENTIVE PLAN

                  (AMENDED AND RESTATED EFFECTIVE MAY 1, 1999)


     ARTICLE 1. INTRODUCTION.

     The Plan was adopted by the Board on September 23, 1997, effective as of September 24, 1997. The Plan was amended and restated, effective as of May 1, 1999. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

     ARTICLE 2. ADMINISTRATION.

     2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

     2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     2.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

     ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

     3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed 2,500,000 plus the additional Common Shares described in Sections 3.2 and 3.3. No additional grants shall be made under the Predecessor Plan on and after the IPO Effective Date. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 11.

     3.2 ANNUAL INCREASE IN SHARES. As of February 1 of each year, commencing with the year 2000, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to 3.5% OF THE SUM OF THE NUMBER OF COMMON SHARES THEN OUTSTANDING PLUS THE NUMBER OF COMMON SHARES THEN AVAILABLE FOR AWARD UNDER THE PLAN; PROVIDED, HOWEVER, THAT THE TOTAL NUMBER OF COMMON SHARES AVAILABLE FOR AWARD UNDER THE PLAN CANNOT EXCEED 4,750,000.

     3.3 ADDITIONAL SHARES. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

     3.4 DIVIDEND EQUIVALENTS. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

     ARTICLE 4. ELIGIBILITY.

     4.1 INCENTIVE STOCK OPTIONS. Only Employees shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

     4.2 OTHER GRANTS. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

     ARTICLE 5. OPTIONS.

     5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

     5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 250,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

     5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

     5.5 EFFECT OF CHANGE IN CONTROL. Upon a Change in Control and subject to the limitations set forth below, outstanding Options shall become exercisable as to all of the Common Shares subject to such Options unless such Options are assumed by the surviving corporation or its parent or the surviving corporation or its parent substitutes options with substantially the same terms for such
Options:

          (a) In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

          (b) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

     5.6 INVOLUNTARY TERMINATION. In the event of an Involuntary Termination within twelve months following a Change in Control, the vesting of the terminated Optionee's Options will accelerate and such Optionee will become vested in an additional number of Common Shares subject to such Options, as if the Optionee provided service to the Company for an additional twelve months.

     5.7 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     5.8 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

     ARTICLE 6. PAYMENT FOR OPTION SHARES.

     6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

          (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

     6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

     6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

     6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

     6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

     ARTICLE 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

     7.1 INITIAL GRANTS. Each Outside Director who first becomes a member of the Board after the date of the Company's initial public offering shall receive a one-time grant of an NSO covering 20,000 Common Shares (subject to adjustment under Article 11). Such NSO shall be granted on the date when such Outside Director first joins the Board and shall become exercisable with respect to 20% of the Common Shares subject to the NSO upon the completion of 12 months of service and with respect to 1/60th of the Common Shares upon the completion of each month of service thereafter.

     7.2 ANNUAL GRANTS. Upon the conclusion of each regular annual meeting of the Company's stockholders held in the year 1998 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 4,000 Common Shares (subject to adjustment under Article 11), except that such NSO shall not be granted in the calendar year in which the same Outside Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the fifth anniversary of the date of grant.

     7.3 ACCELERATED EXERCISABILITY. All NSOs granted to an Outside Director under this Article 7 shall also become exercisable in full in the event of:

          (a) The termination of such Outside Director's service because of death, total and permanent disability or retirement at or after age 65; or

          (b) A Change in Control with respect to the Company, except as provided in the next following sentence.

If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

     7.4 EXERCISE PRICE. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

     7.5 TERM. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant, (b) the date three months after the termination of such Outside Director's service for any reason other than death or total and permanent disability or (c) the date six months after the termination of such Outside Director's service because of death or total and permanent disability.

     7.6 AFFILIATES OF OUTSIDE DIRECTORS. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Article 7 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

     ARTICLE 8. STOCK APPRECIATION RIGHTS.

     8.1 SAR AGREEMENT. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     8.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 250,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

     8.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     8.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     8.5 EFFECT OF CHANGE IN CONTROL. Upon a Change in Control and subject to the following sentence, outstanding SARs shall become exercisable as to all of the Common Shares subject to such SARs unless such SARs are assumed by the surviving corporation or its parent or the surviving corporation or its parent substitutes stock appreciation rights with substantially the same terms for such SARs If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting. In the event of an Involuntary Termination within twelve months following a Change in Control, the Optionee shall become vested in a portion of the SARs, as if the Optionee performed services for the Company for an additional twelve months.

     8.6 EXERCISE OF SARS. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

     8.7 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

     ARTICLE 9. RESTRICTED SHARES.

     9.1 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

     9.2 PAYMENT FOR AWARDS. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an

Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

     9.3 VESTING CONDITIONS. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. Upon a Change in Control and subject to the following sentence, Restricted Shares shall become fully vested unless the repurchase rights related to such Restricted Shares are assigned to the surviving corporation or its parent or the surviving corporation or its parent substitutes restricted shares with substantially the same terms for such Restricted Shares. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting. In the event of an Involuntary Termination within twelve months following a Change in Control, the holder of Restricted Shares shall become vested in an additional number of such Restricted Shares, as if such holder performed services for the Company for an additional twelve months.

     9.4 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

     ARTICLE 10. STOCK UNITS.

     10.1 STOCK UNIT AGREEMENT. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

     10.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

     10.3 VESTING CONDITIONS. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. Upon a Change in Control and subject to the following sentence, each Award of Stock Units shall become fully exercisable unless such Stock Units are assumed by the surviving corporation or its parent or the surviving corporation or its parent substitutes stock units with substantially the same terms for such Stock Units. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting. In the event of an Involuntary Termination within twelve months following a Change in Control, the holder of Stock Units shall become vested in an additional number of such Stock Units, as if such holder performed services for the Company for an additional twelve months.

     10.4 VOTING AND DIVIDEND RIGHTS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

     10.5 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (d) cash, (e) Common Shares or (f) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

     10.6 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     10.7 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

     ARTICLE 11. PROTECTION AGAINST DILUTION.

     11.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

          (b) The limitations set forth in Sections 5.2 and 8.2;

          (c) The number of NSOs to be granted to Outside Directors under
     Article 7;

          (d) The number of Common Shares covered by each outstanding Option and SAR;

          (e) The Exercise Price under each outstanding Option and SAR; or

          (f) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     11.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

     11.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards, (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards, or (f) cancellation and termination of the outstanding Awards.

     ARTICLE 12. DEFERRAL OF AWARDS.

     The Committee (in its sole discretion) may permit or require a Participant to:

          (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

          (b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

          (c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

     ARTICLE 13. AWARDS UNDER OTHER PLANS.

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

     ARTICLE 14. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

     14.1 EFFECTIVE DATE. No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

     14.2 ELECTIONS TO RECEIVE NSOS, RESTRICTED SHARES OR STOCK UNITS. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 14 shall be filed with the Company on the prescribed form.

     14.3 NUMBER AND TERMS OF NSOS, RESTRICTED SHARES OR STOCK UNITS. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

     ARTICLE 15. LIMITATION ON RIGHTS.

     15.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     15.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

     15.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     ARTICLE 16. WITHHOLDING TAXES.

     16.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

     16.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

     ARTICLE 17. FUTURE OF THE PLAN.

     17.1 TERM OF THE PLAN. The amended and restated Plan, as set forth herein, shall become effective on May 1, 1999. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company's stockholders.

     17.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

     ARTICLE 18. LIMITATION ON PAYMENTS.

     18.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under the Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 18. For purposes of this Article 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

     18.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 18, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     18.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the

Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

     18.4 RELATED CORPORATIONS. For purposes of this Article 18, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

     ARTICLE 19. DEFINITIONS.

     19.1 "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

     19.2 "AWARD" means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

     19.3 "BOARD" means the Company's Board of Directors, as constituted from time to time.

     19.4 "CAUSE" means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use causes material harm to the Company, (b) conviction of a felony under the laws of the United States or any state thereof, (c) gross negligence or (d) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from the Board.

     19.5 "CHANGE IN CONTROL" shall mean:

          (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

          (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

          (c) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either
     (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

          (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     19.6 "CODE" means the Internal Revenue Code of 1986, as amended.

     19.7 "COMMITTEE" means a committee of the Board, as described in Article 2.

     19.8 "COMMON SHARE" means one share of the common stock of the Company.

     19.9 "COMPANY" means Information Advantage, Inc., a Delaware corporation.

     19.10 "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     19.11 "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     19.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     19.13 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

     19.14 "FAIR MARKET VALUE" means the market price of Stock, determined by the Committee as follows:

          (a) If Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market or The Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

          (b) If Stock was traded over-the-counter on the date in question and was traded on The Nasdaq Stock Market or The Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq Stock Market or The Nasdaq National Market;

          (c) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in THE WALL STREET JOURNAL or as reported directly to the Company by Nasdaq or a comparable exchange. Such determination shall be conclusive and binding on all persons.

     19.15 "INVOLUNTARY TERMINATION" means the termination of Optionee's service which occurs by reason of:

          (a) Optionee's involuntary dismissal or discharge by the Company for reasons other than for Cause; or

          (b) Optionee's voluntary resignation following (i) a change in Optionee's position with the Company (or Parent or Subsidiary employing optionee) which materially reduces Optionee's level of responsibility, (ii) a reduction in Optionee's level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent or (iii) a relocation of the workplace of Optionee more than fifty miles away from the workplace designated by the Company on Optionee's initial date of service.

     19.16 "IPO EFFECTIVE DATE" means the date on which the Common Shares are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

     19.17 "ISO" means an incentive stock option described in section 422(b) of the Code.

     19.18 "NSO" means a stock option not described in sections 422 or 423 of the Code.

     19.19 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

     19.20 "OPTIONEE" means an individual or estate who holds an Option or SAR.

     19.21 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     19.22 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     19.23 "PARTICIPANT" means an individual or estate who holds an Award.

     19.24 "PLAN" means this Information Advantage, Inc. 1997 Equity Incentive Plan, as amended from time to time.

     19.25 "RESTRICTED SHARE" means a Common Share awarded under the Plan.

     19.26 "RESTRICTED STOCK AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

     19.27 "SAR" means a stock appreciation right granted under the Plan.

     19.28 "SAR AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

     19.29 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     19.30 "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

     19.31 "STOCK UNIT AGREEMENT" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

     19.32 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     ARTICLE 20. EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

                                         INFORMATION ADVANTAGE, INC.


                                         By:    /s/ Brian D. Wenger
                                                --------------------------------
                                         Its:   Secretary
                                                --------------------------------
                                         Dated: May 1, 1999
                                                --------------------------------

                                                     INFORMATION ADVANTAGE, INC.













INFORMATION ADVANTAGE, INC.
7905 GOLDEN TRIANGLE DRIVE, SUITE 190                                      PROXY
EDEN PRAIRIE, MINNESOTA 55344-7227
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Information Advantage, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 10, 1999, and hereby appoints Larry J. Ford and Kurt L. Betcher, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in the Lake Superior Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Tuesday, June 22, 1999, at 3:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.





                     SEE REVERSE FOR VOTING INSTRUCTIONS

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
                            - PLEASE DETACH HERE -

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
                                                                         FOR all nominees               WITHHOLD AUTHORITY
1. To elect two Class II directors to have three-year terms              listed at left (except         to vote for all nominees
   expiring in 2002 and until their successors have been duly            as marked to the               listed at left
   elected and qualified.                                           [ ]  contrary below)            [ ]
   01 LARRY J. FORD           02 JAY H. WEIN

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,       ----------------------------------------------
 WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     |                                            |
                                                                              ----------------------------------------------

2. To consider and vote upon amendments to the Company's 1997 Equity Incentive     [ ] For      [ ] Against      [ ] Abstain
   Plan which would increase the number of shares reserved thereunder for issuance from 1,507,871 to 2,500,000 and would increase the automatic increase in such number each year thereafter.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual
   Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.  ABSTENTIONS WILL BE COUNTED TOWARDS THE
EXISTENCE OF A QUORUM.

Address Change? Mark Box [ ]
Indicate changes below:                                                   Dated: ____________________, 1999

                                                                   ----------------------------------------------
                                                                   |                                            |
                                                                   ----------------------------------------------
                                                                   Signature(s) in Box
                                                                   (If there are co-owners both must sign)

                                                                   PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.  WHEN
                                                                   SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  IF
                                                                   SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                                                   GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH AND, IF NOT
                                                                   PREVIOUSLY FURNISHED, A CERTIFICATE OR OTHER EVIDENCE OF
                                                                   APPOINTMENT SHOULD BE FURNISHED.  IF A CORPORATION, PLEASE
                                                                   SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED
                                                                   OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
                                                                   AN AUTHORIZED PERSON.
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